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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 2000 on the consolidated financial statements of Alliant Energy Corporation included in Alliant Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



/s/  Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 25, 2000